UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2007

(Date of report; date of

earliest event reported)

Commission file number: 1-9117

RYERSON INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3425828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2621 West 15th Place

Chicago, Illinois 60608

(Address of principal executive offices)

(Zip Code)

(773) 762-2121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Ryerson Inc. (the “Company”) hereby furnishes information regarding its business which information was prepared in connection with financing activities related to the proposed acquisition of the Company by Platinum Equity, LLC pursuant to that certain Agreement and Plan of Merger, dated July 24, 2007, by and among Ryerson, Rhombus Holding Corporation and Rhombus Merger Corporation. Pursuant to the merger agreement, Rhombus Merger Corporation will merge with and into Ryerson and Ryerson will become a wholly-owned subsidiary of Rhombus Holding Corporation. Rhombus Holding Corporation is owned by a private investment fund or funds affiliated with Platinum Equity, LLC.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. By furnishing this information, we make no admission as to the materiality of any information in this Item 7.01 of this Current Report that is required to be disclosed solely by reason of Regulation FD.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are:

•	cyclicality of our business, due to the cyclical nature of our customers’ businesses;

•

managing the costs of purchased metals relative to the price at which we sell our products during periods of rapid price escalation, when we may not be able to pass through pricing increases fully to our customers quickly enough to maintain desirable gross margins, or during periods of generally declining prices, when our customers may demand that price decreases be passed fully on to them more quickly than we are able to obtain similar discounts from our suppliers;

•	managing inventory and other costs and expenses;

•

consolidation in the metals manufacturing industry, from which we purchase product, which could limit our ability to effectively negotiate and manage costs of inventory or cause material shortages, either of which would impact profitability;

•

remaining competitive and maintaining market share in the highly fragmented metals distribution industry, in which price is a competitive tool and in which customers who purchase commodity products are often able to source metals from a variety of sources;

•	whether our growth strategies, including our marketing programs and acquisitions, will generate sufficient additional sales to increase our market share or profitability;

•	whether we can integrate acquisitions such as Integris Metal successfully without loss of key employees or customers;

•

the timing and cost of our consolidation of our multiple information technology platforms to a single SAP platform, particularly in light of the number of facilities acquired when we purchased Integris Metals;

•

our customer base, which, unlike many of our competitors, contains a substantial percentage of large customers, so that the potential loss of one or more large customers could negatively impact tonnage sold and our profitability;

•	our substantial debt; and

•

risks and uncertainties related to the proposed transaction with Platinum Equity, LLC, including, but not limited to, the satisfaction of the conditions to closing and receipt of stockholder and regulatory approvals.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 identifies other factors that could cause such differences (see Item 1A. “Risk Factors” therein). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Ryerson undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised, however, to consult any future disclosures Ryerson makes on related subjects as may be detailed in Ryerson’s other filings made from time to time with the SEC.

Item 9.01	Financial Statements and Exhibits

(a) None

(b) None

(c) None

(d) A list of exhibits is attached hereto as an Exhibit Index and is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2007	/s/ M. Louise Turilli
	By:	M. Louise Turilli
	Its:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Information provided to potential lenders

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